                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                  IPARTY CORP.

                                       AND

                             WSI ACQUISITIONS CORP.

                                TABLE OF CONTENTS

I.       THE MERGER....................................................................................  -2-
         Section 1.02    Effective Time................................................................  -2-
         Section 1.03    Closing.......................................................................  -2-
         Section 1.04    Certificate of Incorporation and By-laws of the Surviving Corporation.........  -3-
         Section 1.05    Directors and Officers of the Surviving Corporation...........................  -3-
         Section 1.06    Effects of the Merger.........................................................  -4-

II.      STATUS AND CONVERSION OF SECURITIES...........................................................  -4-
         Section 2.01    Stock of IPC..................................................................  -4-
                  (a)      IPC Common Stock............................................................  -4-
                  (b)      Exchange of IPC Common Stock................................................  -4-
         Section 2.02    Capital Stock of Acquisition..................................................  -5-

III.     COVENANTS.....................................................................................  -5-
         Section 3.01    [INTENTIONALLY OMITTED].......................................................  -5-
         Section 3.02    [INTENTIONALLY OMITTED].......................................................  -5-
         Section 3.03    Blue Sky Filings..............................................................  -5-
         Section 3.04    [INTENTIONALLY OMITTED].......................................................  -5-
         Section 3.05    NASD Listing..................................................................  -5-
         Section 3.06    Directors' and Officers' Indemnification and Insurance........................  -6-
         Section 3.07    [INTENTIONALLY OMITTED].......................................................  -8-

IV.      REPRESENTATIONS AND WARRANTIES................................................................  -8-
         Section 4.01    Certain Representations and Warranties of IPC.................................  -8-
                  (a)      Organization and Qualification..............................................  -8-
                  (b)      Organizational Documents; Capital Stock.....................................  -9-
                  (c)      Authority Relative to this Agreement.......................................  -10-
                  (d)      Non-Contravention; Approvals and Consents..................................  -10-
                  (e)      Financial Statements.......................................................  -12-
                  (f)      Absence of Certain Changes or Events.......................................  -13-
                  (g)      Absence of Undisclosed Liabilities.........................................  -13-
                  (h)      Legal Proceedings..........................................................  -13-
                  (i)      Compliance with Laws and Orders............................................  -14-
                  (j)      Compliance with Agreements; Certain Agreements.............................  -14-
                  (k)      Tax Matters................................................................  -15-
                  (l)      Environmental Matters......................................................  -17-
                  (m)      Employee Benefit Plans.....................................................  -18-
                  (n)      Patents, Trademarks, Et Cetera.............................................  -19-
                  (o)      Insurance..................................................................  -19-
                  (p)      Labor Matters..............................................................  -19-

                  (q)      Tangible Property and Assets...............................................  -19-
                  (r)      Shareholder Approval. .....................................................  -20-
                  (s)      Broker.....................................................................  -20-
                  (t)      Consents Without Any Condition.............................................  -20-
                  (u)      Transfer Taxes.............................................................  -20-
         Section 4.02    Certain Representations and Warranties of Acquisition........................  -21-
                  (a)      Organization and Qualification.............................................  -21-
                  (b)      Organizational Documents; Capital Stock....................................  -21-
                  (c)      Authority Relative to this Agreement.......................................  -23-
                  (d)      Non-Contravention; Approvals and Consents..................................  -24-
                  (e)      Financial Statements.......................................................  -25-
                  (f)      Absence of Certain Changes or Events.......................................  -26-
                  (g)      Absence of Undisclosed Liabilities.........................................  -26-
                  (h)      Legal Proceedings..........................................................  -27-
                  (i)      Information Supplied.......................................................  -27-
                  (j)      Compliance with Laws and Orders............................................  -27-
                  (k)      Compliance with Agreements; Certain Agreements.............................  -28-
                  (l)      Tax Matters................................................................  -28-
                  (m)      Environmental Matters......................................................  -30-
                  (n)      Employee Benefit Plans.....................................................  -31-
                  (o)      Patents, Trademarks, Et Cetera.............................................  -32-
                  (p)      Insurance..................................................................  -32-
                  (q)      Labor Matters..............................................................  -32-
                  (r)      Tangible Property and Assets...............................................  -32-
                  (s)      Shareholder Approval.......................................................  -33-
                  (t)      Brokers....................................................................  -33-
                  (u)      Consents Without Any Condition.............................................  -33-

V.       CONDITIONS...................................................................................  -33-
         Section 5.01    Conditions to Each Party's Obligation to Effect the Merger...................  -33-
                  (a)      State Securities Laws......................................................  -34-
                  (c)      No Injunctions or Restraints...............................................  -34-
                  (d)      Consents and Approvals.....................................................  -34-
         Section 5.02    Conditions to Obligation of Acquisition to Effect the Merger.................  -35-
                  (a)      Representations and Warranties.............................................  -35-
                  (c)      Other Closing Documents....................................................  -35-
                  (d)      Review of Proceedings......................................................  -36-
                  (e)      Legal Action...............................................................  -36-
                  (f)      No Governmental Action.....................................................  -36-
                  (g)      Material Adverse Change....................................................  -37-
         Section 5.03    Conditions to Obligation of IPC to Effect the Merger.........................  -37-
                  (a)      Representations and Warranties.............................................  -37-

                  (b)      Performance of Obligations.................................................  -37-
                  (c)      Other Closing Documents....................................................  -37-
                  (d)      Review of Proceedings......................................................  -38-
                  (e)      Legal Action...............................................................  -38-
                  (f)      No Governmental Action.....................................................  -38-
                  (g)      Material Adverse Change....................................................  -38-
                  (h)      Registration Rights........................................................  -39-

VI.      INDEMNIFICATION..............................................................................  -39-
         Section 6.01    Indemnification by Acquisition...............................................  -39-

VII.     TERMINATION..................................................................................  -40-

VIII.    MISCELLANEOUS................................................................................  -40-
         Section 8.01    Further Actions..............................................................  -40-
         Section 8.02    Availability of Equitable Remedies...........................................  -40-
         Section 8.03    Survival.....................................................................  -41-
         Section 8.04    Modification.................................................................  -41-
         Section 8.05    Notices......................................................................  -41-
         Section 8.06    Waiver.......................................................................  -42-
         Section 8.07    Binding Effect...............................................................  -42-
         Section 8.08    No Third-Party Beneficiaries.................................................  -43-
         Section 8.09    Severability.................................................................  -43-
         Section 8.10    Headings.....................................................................  -43-
         Section 8.11    Counterparts; Governing Law..................................................  -43-

TABLE OF SCHEDULES

Schedule 4.01(d)         Consents for IPC
Schedule 4.01(j)         Selected Agreements
Schedule 4.02(a)         Equity interests owned by Acquisition
Schedule 4.02(b)         Options
Schedule 4.02(d)         Consents for Acquisition
Schedule 4.02(f)         Changes with respect to Acquisition
Schedule 4.02(l)         Tax Matters

TABLE OF EXHIBITS

Exhibit 4.01(b)          Certificate of Incorporation and By-laws of IPC
Exhibit 4.02(b)          Certificate of Incorporation and By-laws of Acquisition
Exhibit 5.03(i)          Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                  IPARTY CORP.

                                       AND

                             WSI ACQUISITIONS CORP.


                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 2nd, 1998, between iParty Corp., a Delaware corporation whose address is 1350 Avenue of the Americas, New York, New York 10019 ("IPC"), and WSI Acquisitions Corp., a Delaware corporation formerly incorporated in Texas whose address is 1434 West Alabama, Houston, Texas 77006 ("Acquisition"). Acquisition in its capacity as the surviving corporation is herein sometimes called the "Surviving Corporation," and Acquisition and IPC are herein sometimes called the "Constituent Corporations."

                              W I T N E S S E T H:

                  WHEREAS, the Board of Directors of each of IPC and Acquisition has determined that it is advisable and in the best interests of its respective shareholders to consummate, and the Board of Directors of each of IPC and Acquisition has approved, the business combination transaction provided for herein in which IPC would merge with and into Acquisition (the "Merger");

                  WHEREAS, the shareholders of each of IPC and Acquisition have approved the Merger; and

                  WHEREAS, IPC and Acquisition desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       THE MERGER.

         Section 1.01      The Merger

                    At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement, IPC shall be merged with and into Acquisition in accordance with the Delaware General Corporation Law (the "DGCL"). Acquisition shall be the surviving corporation in the Merger. As a result of the Merger, the outstanding shares of capital stock of IPC shall be converted and cancelled in the manner provided in Article II.

         Section 1.02      Effective Time.

                    At the Closing (as defined in Section 1.03), a certificate of merger (the "Certificate of Merger") shall be duly prepared by the Surviving Corporation and thereafter delivered to the Secretary of State of Delaware for filing as provided in Section 251 of the DGCL, on, or as soon as practicable after, the Closing Date (as defined in Section 1.03). The Merger shall become effective as soon as the Certificate of Merger has been filed with the Secretary of State of Delaware (the date and time when such condition has been satisfied being referred to herein as the "Effective Time").

         Section 1.03      Closing.

                    The closing of the Merger (the "Closing") will take place at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the next business day following satisfaction of the condition set forth in Section 5.01(a), provided that the other closing conditions set forth in Article V have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to IPC and Acquisition the certificates and other documents and instruments required to be delivered under Article V.

         Section 1.04 Certificate of Incorporation and By-laws of the Surviving Corporation.

                    At the Effective Time, (i) the certificate of incorporation of Acquisition as in effect immediately prior to the Effective Time shall be amended to change the name of Acquisition to "iParty Corp.," and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (ii) the By-laws of Acquisition as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation, and such By-laws.

         Section 1.05      Directors and Officers of the Surviving Corporation.

                    The directors of Acquisition immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation and such directors shall appoint the officers of Acquisition immediately prior to the Effective Time to be the officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and By-laws.

         Section 1.06      Effects of the Merger.

                    Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

II.      STATUS AND CONVERSION OF SECURITIES.

         Section 2.01      Stock of IPC.

                    (a) IPC Common Stock. Each share of common stock, par value $.01 per share, of IPC ("IPC Common Stock") issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 60,000 shares (the "Merger Consideration") of common stock, par value $0.001 per share, of Acquisition ("Acquisition Common Stock").

                    (b) Exchange of IPC Common Stock.

                           (i) At the Effective Time, upon surrender to
                    Acquisition of all the outstanding shares of IPC Common Stock, Acquisition shall deliver to the sole shareholder of IPC, iParty LLC, a Delaware limited liability company ("iParty"), such number of certificates as may be directed by iParty representing in the aggregate the Merger Consideration.

                           (ii) After the Effective Time, iParty shall cease
                    to have any rights as a shareholder of IPC, except such rights, if any, as it may have pursuant to Delaware law.

         Section 2.02      Capital Stock of Acquisition.

                    At the Effective Time, each share of common stock, $.001 par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, $.001 par value, of the Surviving Corporation.

III.     COVENANTS.

         Section 3.01      [INTENTIONALLY OMITTED].

         Section 3.02      [INTENTIONALLY OMITTED].

         Section 3.03      Blue Sky Filings.

                    Acquisition shall have taken all actions (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Acquisition is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Acquisition Common Stock pursuant to the Merger.

         Section 3.04      [INTENTIONALLY OMITTED].

         Section 3.05      NASD Listing.

                    Acquisition shall have used its best efforts to cause the shares of Acquisition Common Stock to be issued in the Merger in accordance with this Agreement to be admitted for trading or authorized for quotation on the National Association of Securities Dealers, Inc. Bulletin Board (the "NASD Bulletin Board") and on each national securities exchange on which shares of

Acquisition Common Stock may at such time be admitted for trading or listed, subject to official notice of issuance, prior to the Effective Time.

         Section 3.06      Directors' and Officers' Indemnification and
                           Insurance.

                    (a) IPC, and from and after the Effective Time, the Surviving Corporation (each, an "Indemnifying Party"), shall until the sixth
(6th) anniversary of the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of IPC (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments, and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that are based in whole or in part on, or arise in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of IPC and relates to or arises out of an action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors, officers, employees or agents, as the case may be; provided, however, that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section 3.06, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                    (b) The provisions of this Section 3.06 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate of incorporation or By-laws of Acquisition, under the DGCL or otherwise.

                    (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 3.06.

         Section 3.07      [INTENTIONALLY OMITTED]

IV.      REPRESENTATIONS AND WARRANTIES.

         Section 4.01 Certain Representations and Warranties of IPC. IPC represents and warrants to Acquisition as follows:

                    (a) Organization and Qualification. IPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to have such corporate power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect (as defined in this Section 4.01(a)) on IPC. IPC is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on IPC. As used in this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, assets, liabilities, condition (financial or otherwise) or results of operations of an entity (or group of entities taken as a whole). Notwithstanding the foregoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability. IPC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                    (b)    Organizational Documents; Capital Stock.

                           (i) Attached hereto as Exhibit 4.01(b) is a true
                    and complete copy of the certificate of incorporation and By-laws of IPC as in effect on the date hereof.

                           (ii) The authorized capital stock of IPC consists
                    solely of 1,000 shares of IPC Common Stock. As of the date of this Agreement, 100 shares of IPC Common Stock are issued and outstanding. All the issued and outstanding shares of IPC Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (collectively, "Options"), obligating IPC to issue or sell any shares of capital stock of IPC or to grant, extend or enter into any Option with respect thereto.

                           (iii) There are no outstanding contractual
                    obligations of IPC to repurchase, redeem or otherwise acquire any shares of IPC Common Stock or any capital stock of IPC or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

                           (iv) Since the date of its formation, IPC has not
                    authorized, declared, paid or effected any cash or non-cash dividend or liquidating or other distribution or stock split.

                    (c) Authority Relative to this Agreement. IPC has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by IPC and the consummation by IPC of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of IPC and by iParty, and no other corporate proceedings on the part of IPC or iParty are necessary to authorize the execution, delivery and performance of this Agreement by IPC and the consummation by IPC of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IPC and constitutes a legal, valid and binding obligation of IPC enforceable against IPC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (d) Non-Contravention; Approvals and Consents.

                           (i) The execution and delivery of this Agreement by
                     IPC do not, and the performance by IPC of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind (any of the foregoing, a "Lien") upon any of the assets or properties of IPC under any of the terms, conditions or provisions of (x) the certificate of incorporation or By-laws of IPC or (y) subject to the taking of the actions described in paragraph (ii) of this Section 4.01(d), (A) any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit or license (collectively, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to IPC or any of its assets or properties, or (B) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease (capital or operating) or other instrument, obligation or agreement of any kind (collectively, "Contracts") to which IPC is a party or by which IPC or any of its assets or properties is bound, excluding from the foregoing clauses (A) and (B) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on IPC or on its ability to consummate the transactions contemplated by this Agreement.

                           (ii) Except (x) for the filing of the Certificate
                    of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (y) as disclosed in Schedule 4.01(d) hereto, no consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which IPC is a party or by which IPC or any of its assets or properties is bound for the execution and delivery of this Agreement by IPC, the performance by IPC of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals, or actions of, filings with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on IPC or on its ability to consummate the transactions contemplated by this Agreement.

                    (e) Financial Statements. IPC has previously provided to Acquisition an unaudited balance sheet dated as of June 30, 1998.

                    (f) Absence of Certain Changes or Events. Since the date of the formation of IPC, (i) no change, event or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on IPC (a "Material Adverse Change in IPC") and (ii) IPC has conducted its business only in the ordinary course consistent with past practice.

                    (g) Absence of Undisclosed Liabilities. Since the date of its formation, IPC has not incurred any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), of any nature that would be required by generally accepted accounting principles ("GAAP") to be reflected on a balance sheet of IPC, except liabilities or obligations incurred in the ordinary course of business consistent with past practice and which have not had, and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on IPC.

                    (h) Legal Proceedings. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of IPC, threatened against, relating to or affecting, nor to the knowledge of IPC are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, IPC or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on IPC or on the ability of IPC to consummate the transactions contemplated by this Agreement. IPC is not subject to any judgment, decree, court order or writ of any Governmental or Regulatory Authority.

                    (i) Compliance with Laws and Orders. IPC holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "IPC Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on IPC. IPC is in compliance with the terms of the IPC Permits, except failures so to comply which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on IPC. IPC is not in violation of or default under any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on IPC.

                    (j)    Compliance with Agreements; Certain Agreements.

                           (i) Neither IPC, nor to the knowledge of IPC, any
                    other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the certificate of incorporation or By-laws of IPC or (y) any Contract to which IPC is a party or by which IPC or any of its assets or properties is bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on IPC.

                           (ii) Except as disclosed in Schedule 4.01(j) hereto
                    or as provided for in this Agreement, as of the date hereof, IPC is not a party to any oral or written (u) capital or operating leases providing for the payment of more than $50,000 per annum, (v) consulting agreement not terminable on thirty (30) days' or less notice involving the payment of more than $25,000 per annum, (w) union or collective bargaining agreement which covers more than 15 employees, (x) agreement with any executive officer or other key employee of IPC the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving IPC of the nature contemplated by this Agreement, (y) agreement with respect to any executive officer or other key employee of IPC providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum or (z) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                    (k) Tax Matters. For purposes of this Section 4.01(k) and
Section 4.02(1) the terms "Tax" and "Taxes" include without limitation all liabilities for federal, state, local, foreign or other taxes, whether based on, or related to income, profits, capital, premiums, sales, use, gross receipts, property, ad valorem, franchise, employment, excise, payroll import and other taxes, duties, leases and assessments, and include all related penalties, interest, additions to tax and liabilities for taxes related to contractual obligations with customers and suppliers.
                           (i) IPC has filed all material Tax returns required
                    to be filed by applicable law prior to the Closing Date.
                    All material Tax returns were true, complete and correct and filed on a timely basis. IPC (i) has paid all material Taxes due, or claimed or asserted by any taxing authority to be due, for the periods covered by such Tax returns or
                    (ii) has duly and fully provided reserves (in accordance with GAAP) adequate to pay all such Taxes.

                           (ii) IPC has established (and until the Closing
                    Date will maintain) on its books and records reserves adequate to reflect all material Taxes not yet due and payable.

                           (iii) There are no Tax Liens upon the assets of IPC
                    which are reasonably expected to have a Material Adverse Effect on IPC except Liens for Taxes not yet due.

                           (iv) IPC has not requested (and no request has been
                    made on its behalf) any extension of time within which to file any material Tax return.

                           (v) No audits or other administrative proceedings
                    or court proceedings are presently pending with regard to any Taxes or Tax returns of IPC.

                           (vi) IPC has not received a written ruling of a
                    taxing authority relating to Taxes or entered into a written and legally binding agreement with any taxing authority relating to Taxes.

                           (vii) No agreements relating to allocating or
                    sharing of any material Tax liability have been entered into by IPC.

                           (viii) Except for the execution, delivery and
                    performance of this Agreement, no event has occurred which would cause the limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), to apply to IPC.

                    (l)    Environmental Matters.

                           (i) As of the date hereof, to the knowledge of IPC,
                    no underground storage tanks are present under any property that IPC has at any time owned, operated, occupied or leased. To the knowledge of IPC, as of the date hereof, no material amount of any substance that has been designated by any government entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act 1976, as amended, and the regulations promulgated pursuant to said laws (any of the foregoing, a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the actions of IPC in, on or under any property, including the land and the improvements, ground water and surface water, that IPC has at any time owned, operated, occupied or leased.

                           (ii) At no time has IPC transported, stored, used,
                    manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Law in effect on or before the Effective Time, which has had or is reasonably likely to have a Material Adverse Effect on IPC, nor has IPC engaged in Hazardous Materials Activities (as defined in Section 4.02(m)(ii) hereof) in violation of any law or order promulgated by any Governmental or Regulatory Authority which has or is reasonably likely to have a Material Adverse Effect on IPC.

                           (iii) IPC has all material environmental approvals,
                    permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its current business.

                           (iv) No action, proceeding, revocation proceeding,
                    amendment procedure, writ, injunction or claim is pending or, to the knowledge of IPC, as of the date hereof, threatened concerning any Environmental Permit or any Hazardous Materials Activity of IPC which could reasonably be expected to have a Material Adverse Effect on IPC. IPC is not aware of any fact or circumstance which could involve IPC in any environmental litigation or impose upon IPC any environmental liability which in either case would be reasonably likely to have a Material Adverse Effect on IPC.

                    (m) Employee Benefit Plans. IPC does not have or contribute to any pension, profit-sharing, option, other incentive plan or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund or other benefits, whether oral or written.

                    (n) Patents, Trademarks, Et Cetera. IPC has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, "Intangibles") which are individually or in the aggregate material to the conduct of its business. IPC is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intangibles. To IPC's knowledge, no such Intangibles are being infringed by any third party, and IPC is not infringing any Intangible of any third party, except for such defaults and infringements which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Acquisition.

                    (o) Insurance. IPC does not currently maintain and since its formation, has never maintained liability, property, workers' compensation, directors' and officers', liability or any other insurance policies that insure the business, operations, properties, assets or employees of IPC.

                    (p) Labor Matters. Since the date of its formation, IPC has had no employees.

                    (q) Tangible Property and Assets. IPC has marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible property and assets used in and, individually or in the aggregate, material to the conduct of the business of IPC free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of IPC. All such property and assets are, in all respects material to IPC, in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used.

                    (r) Shareholder Approval. IPC has obtained the approval of its sole shareholder with respect to the Merger, this Agreement and the other transactions contemplated hereby.

                    (s) Broker. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by IPC directly with Acquisition and its affiliates without the intervention of any person on behalf of IPC in such manner as to give rise to any valid claim by any person against Acquisition and its affiliates for a finder's fee, brokerage commission or similar payment.

                    (t) Consents Without Any Condition. IPC has not made any agreement or reached any understanding not approved by Acquisition as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by this Agreement.

                    (u) Transfer Taxes. IPC has prepared and filed all declarations and filings necessary to comply with any transfer tax statutes that require any such filings before the Effective Time.

         Section 4.02     Certain Representations and Warranties of Acquisition.

                    Acquisition represents and warrants to IPC as follows:

                    (a) Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to have such corporate power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Acquisition. Acquisition is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Acquisition. Delaware is the only jurisdiction in which Acquisition is qualified, licensed or admitted to do business. Except as disclosed in Schedule 4.02(a) hereto, Acquisition does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                    (b) Organizational Documents; Capital Stock.

                           (i) Attached hereto as Exhibit 4.02(b) is a true and
                    complete copy of the certificate of incorporation and By-laws of Acquisition as in effect on the date hereof. Such documents provide for a board of directors consisting of six members and authorize the issuance by Acquisition of 10,000,000 shares of preferred stock.

                           (ii) The authorized capital stock of Acquisition
                    consists solely of 50,000,000 shares of Acquisition Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share ("Acquisition Preferred Stock"). As of the date hereof, 5,000,000 shares of Acquisition Common Stock are issued and outstanding, no shares of Acquisition Preferred Stock are outstanding, no shares of Acquisition Common Stock or Acquisition Preferred Stock are held in the treasury of Acquisition and 1,000,000 shares of Acquisition Common Stock and 1,000,000 shares of
                    Acquisition Preferred Stock are reserved for issuance pursuant to the instruments described in Schedule 4.02(b) hereto. All of the issued and outstanding shares of Acquisition Common Stock are, and all shares of Acquisition Common Stock and Acquisition Preferred Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and the warrants described in
                    Schedule 4.02(b), there are no outstanding Options obligating Acquisition to issue or sell any shares of capital stock of Acquisition or to grant, extend or enter into any Option with respect thereto. The shares of Acquisition Common Stock issuable to the holder of IPC Common Stock pursuant to Article II hereof will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable. The outstanding shares of Acquisition Common Stock are eligible for quotation on the NASD Bulletin Board.

                           (iii) There are no outstanding contractual
                    obligations of Acquisition to repurchase, redeem or otherwise acquire any shares of Acquisition Common Stock.

                           (iv) Since the date of its formation, Acquisition
                    has not authorized, declared, paid or effected any cash or non-cash dividend or liquidating or other distribution or stock split other than the 40 to 1 reverse stock split with respect to the Acquisition Common Stock effective as of June 18, 1998.

                    (c) Authority Relative to this Agreement. Acquisition has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Acquisition and the consummation by Acquisition of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Acquisition and by its shareholders and no other corporate proceedings on the part of Acquisition or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquisition and constitutes a legal, valid and binding obligation of Acquisition enforceable against Acquisition in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (d)    Non-Contravention; Approvals and Consents.

                           (i) The execution and delivery of this Agreement by
                    Acquisition do not, and the performance by Acquisition of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the assets or properties of Acquisition under, any of the terms, conditions or provisions of (x) the certificate of incorporation or By-laws of Acquisition or (y) subject to the taking of the actions described in paragraph (ii) of this Section 4.02(d), (A) any Laws or Orders of any Governmental or Regulatory Authority applicable to Acquisition or any of its assets or properties, or (B) any Contracts to which Acquisition is a party or by which Acquisition or any of its assets or properties is bound, excluding from the foregoing clauses (A) and (B) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens, which individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Acquisition or on the ability of Acquisition to consummate the transactions contemplated by this Agreement.

                           (ii) Except (x) for filings with various state
                    securities authorities that are required in connection with the transactions contemplated by this Agreement, (y) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and
                    (z) as disclosed in Schedule 4.02(d) hereto, no consent, approval, or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Acquisition is a party or by which Acquisition or any of its assets or properties is bound for the execution and delivery of this Agreement by Acquisition, the performance by Acquisition of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals or actions of, filing with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Acquisition or on its ability to consummate the transactions contemplated by this Agreement.

                    (e) Financial Statements. Acquisition delivered to IPC prior to the execution of this Agreement a true, correct and complete copy of each audited and unaudited financial statement (the "Acquisition Financial Statements") of Acquisition since January 1, 1992. The

Acquisition Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Acquisition), the financial position of Acquisition as at the respective dates thereof and the results of operations and cash flows for the respective periods then ended.

                    (f) Absence of Certain Changes or Events. Except as set forth in Schedule 4.02(f) hereto, (i) since February 28, 1998 no change, event or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Acquisition (a "Material Adverse Change in Acquisition"), and (ii) between such date and the date hereof Acquisition has conducted its business only in the ordinary course consistent with past practice.

                    (g) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1997 included in the Acquisition Financial Statements, Acquisition did not have at such date and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in the ordinary course of business consistent with past practice which have not had, and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Acquisition.

                    (h) Legal Proceedings. (i) There are no actions, suits, arbitrations or proceedings pending or to the knowledge of Acquisition, threatened against, relating to or affecting, nor to the knowledge of Acquisition, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Acquisition or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquisition or on the ability of Acquisition to consummate the transactions contemplated by this Agreement, and (ii) Acquisition is not subject to any judgment, decree, court order or writ of any Governmental or Regulatory Authority.

                    (i) Information Supplied. Any documents to be filed by Acquisition with any Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of all applicable Laws and will not, on the date of its filing and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Acquisition with respect to information supplied by or on behalf of IPC expressly for inclusion therein.

                    (j) Compliance with Laws and Orders. Acquisition holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "Acquisition Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on

Acquisition. Acquisition is in compliance with the terms of the Acquisition Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on Acquisition. Acquisition is not in violation of or default under any Law or Order of any Governmental or Regulatory Authority except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Acquisition.

                    (k) Compliance with Agreements; Certain Agreements. Neither Acquisition, nor to the knowledge of Acquisition, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the certificate of incorporation or By-laws of Acquisition or (y) any Contract to which Acquisition is a party or by which Acquisition or any of its assets or properties is bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Acquisition.

                    (l)    Tax Matters.

                           (i) Except as set forth in Schedule 4.02(l) hereto,
                    Acquisition has filed all material Tax returns to be filed by applicable law prior to the Closing Date. All material Tax returns were (and, as to Tax returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. Acquisition (i) has paid all material Taxes due, or claimed or asserted by any taxing authority to be due, for the periods covered by such Tax returns or (ii) has duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such Taxes.

                           (ii) Acquisition has established (and until the
                    Closing Date will maintain) on its books and records reserves adequate to reflect all material Taxes not yet due and payable. Acquisition has made available to IPC the complete and accurate copies of all work papers associated with the calculation of Acquisition's Tax reserves.

                           (iii) There are no Tax Liens upon the assets of
                    Acquisition which could reasonably be expected to have a Material Adverse Effect on Acquisition except Liens for Taxes not yet due.

                           (iv) Acquisition has not requested (and no request
                    has been made on its behalf) any extension of time within which to file any material Tax return.

                           (v) (A) No income Tax returns have been examined by
                    any taxing authorities for any periods; and (B) no deficiency for any material Taxes has been suggested, proposed, asserted or assessed against Acquisition that has not been resolved and paid in full.

                           (vi) No audits or other administrative proceedings
                    or court proceedings are presently pending with regard to any Taxes or Tax returns of Acquisition.

                           (vii) Acquisition has not received a written ruling
                    of a taxing authority relating to Taxes or entered into a written and legally binding agreement with any taxing authority relating to Taxes.

                           (viii) To the extent requested by IPC, Acquisition
                    has made available to IPC (or, in the case of Tax returns to be filed on or before the Closing Date, will make available) complete and accurate copies of all Tax returns and associated work papers filed by or on behalf of Acquisition for all taxable years ending on or prior to the Closing Date.

                           (ix) No agreements relating to allocating or
                    sharing of any material Taxes have been entered into by Acquisition.

                           (x) Acquisition has not entered into any
                    transactions that could give rise to an understatement of federal income Tax within the meaning of Section 6661 of the Code for Tax returns filed on or before December 31, 1989 and within the meaning of Section 6662 of the Code for Tax returns filed after December 31, 1989.

                    (m)    Environmental Matters.

                           (i) As of the date hereof, to the knowledge of
                    Acquisition, no underground storage tanks are present under any property that Acquisition has at any time owned, operated, occupied or leased. To the knowledge of Acquisition, as of the date hereof, no material amount of any Hazardous Materials, but excluding office and janitorial supplies, are present, as a result of the actions of Acquisition in, on or under any property, including the land and the improvements, ground water and surface water, that Acquisition has at any time owned, operated, occupied or leased.

                           (ii) At no time has Acquisition transported,
                    stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "Hazardous Materials Activities") in violation of any Law in effect on or before the Effective Time, which has had or is reasonably likely to have a Material Adverse Effect on Acquisition, nor has Acquisition engaged in Hazardous Materials Activities in violation or any Law or Order promulgated by any Governmental or Regulatory Authority which has or is reasonably likely to have a Material Adverse Effect on Acquisition.

                           (iii) Acquisition currently holds all Environmental
                    Permits necessary for the conduct of its business.

                           (iv) No action, proceeding, revocation proceeding,
                    amendment procedure, writ, injunction or claim is pending or, to the knowledge of Acquisition, as of the date hereof, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Acquisition which could reasonably be expected to have a Material Adverse Effect on Acquisition. Acquisition is not aware of any fact or circumstance which could involve Acquisition in any environmental litigation or impose upon Acquisition any environmental liability which in either case would be reasonably likely to have a Material Adverse Effect on Acquisition.

                    (n) Employee Benefit Plans. Acquisition does not have or contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund or other benefits, whether oral or written.

                    (o) Patents, Trademarks, Et Cetera. Acquisition has all right, title and interest in, or a valid and binding license to use, Intangibles which are individually or in the aggregate material to the conduct of the business of Acquisition. Acquisition is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use any such Intangible. To Acquisition's knowledge, no, such Intangible is not being infringed by any third party, and Acquisition is not infringing any Intangible of any third party, except for such defaults and infringements which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Acquisition.

                    (p) Insurance. Acquisition does not currently maintain and since its formation, has never maintained liability, property, workers' compensation, directors' and officers', liability or any other insurance policies that insure the business, operations, properties, assets or employees of Acquisition.

                    (q) Labor Matters. Since the date of its formation Acquisition has not had any employees.

                    (r) Tangible Property and Assets. Acquisition has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible property and assets used in and, individually or in the aggregate, material to the conduct of the business of Acquisition, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of Acquisition. All such property and assets are, in all respects material to Acquisition, in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used.

                    (s) Shareholder Approval. Acquisition has obtained the approval of the necessary percentage of its shareholders as required by the DGCL and any other applicable law with respect to the Merger, this Agreement and the other transactions contemplated hereby.

                    (t) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Acquisition and its affiliates directly with IPC without the intervention of any person on behalf of Acquisition and its affiliates in such manner as to give rise to any valid claim by any person against IPC for a finder's fee, brokerage commission or similar payment.

                    (u) Consents Without Any Condition. Acquisition has not made any agreement or reached any understanding not approved by IPC as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by this Agreement.

V.       CONDITIONS.

         Section 5.01      Conditions to Each Party's Obligation to Effect the
                           Merger.

                    The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                    (a) State Securities Laws. Acquisition shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Acquisition Common Stock pursuant to this Agreement after the Merger.

                    (b) NASD Bulletin Board Listing. The shares of Acquisition Common Stock issuable to IPC's shareholder in the Merger in accordance with this Agreement shall be eligible for quotation on the NASD Bulletin Board.

                    (c) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                    (d) Consents and Approvals. Other than the filings provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Acquisition or IPC to consummate the Merger and the other matters contemplated hereby (including, without limitation, those listed on Schedules 4.01(d) and 4.02(d)), the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Acquisition, IPC or the Surviving Corporation or on the ability of Acquisition and IPC to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to Acquisition and IPC, and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to the shareholders of Acquisition and IPC.

         Section 5.02 Conditions to Obligation of Acquisition to Effect the Merger.

                    The obligation of Acquisition to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Acquisition and in its sole discretion):

                    (a) Representations and Warranties. The representations and warranties made by IPC in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and IPC shall have delivered to Acquisition a certificate, dated the Closing Date and executed on behalf of IPC by its Chairman of the Board, President or any Senior Vice President, to such effect.

                    (b) Performance of Obligations. IPC shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by IPC at or prior to the Closing, and IPC shall have delivered to Acquisition a certificate dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President, to such effect.
                    (c) Other Closing Documents. IPC shall have delivered to Acquisition at or prior to the Effective Time such other documents as Acquisition may reasonably request in order to enable Acquisition to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                    (d) Review of Proceedings. All actions, proceedings, instruments and documents required by IPC to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of William Stocker, Esq., counsel to Acquisition, and IPC shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                    (e) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                    (f) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment or decree proposed, promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Acquisition, (i) makes this Agreement, the Merger or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of IPC or Acquisition to consummate the Merger or any of the other transactions contemplated by this Agreement, (iii) requires the divestiture by Acquisition of a material portion of the business of either Acquisition or IPC, or (iv) otherwise materially prohibits, restricts or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or materially impairs the contemplated benefits to Acquisition of this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

                    (g) Material Adverse Change. There shall not have been a Material Adverse Change in IPC.

         Section 5.03 Conditions to Obligation of IPC to Effect the Merger.

                    The obligation of IPC to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by IPC in its sole discretion):

                    (a) Representations and Warranties. The representations and warranties made by Acquisition in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Acquisition shall have delivered to IPC a certificate, dated the Closing Date and executed on behalf of Acquisition by its Chairman of the Board, President or any Vice President, to such effect.

                    (b) Performance of Obligations. Acquisition shall have performed and complied with in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Acquisition at or prior to the Closing, and Acquisition shall have delivered to IPC a certificate, dated the Closing Date and executed on behalf of Acquisition by its Chairman of the Board, President or any Vice President, to such effect.

                    (c) Other Closing Documents. Acquisition shall have delivered to IPC at or prior to the Effective Time such other documents as IPC may reasonably request in order to enable IPC to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                    (d) Review of Proceedings. All actions, proceedings, instruments and documents required by Acquisition to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Camhy Karlinsky & Stein LLP, counsel to IPC, and Acquisition shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

                    (e) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the trans actions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                    (f) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment or decree proposed, promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of IPC, (i) makes this Agreement, the Merger or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of Acquisition or IPC to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise materially prohibits, restricts or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or materially impairs the contemplated benefits to IPC and iParty of this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

                    (g) Material Adverse Change. There shall not have been a Material Adverse change in Acquisition.

                    (h) Registration Rights. As of the Effective Time, Acquisition shall have entered into with iParty a registration rights agreement substantially in the form attached hereto as Exhibit 5.03(i).

                    (i) Capital. As of the Effective Time, Acquisition shall have at least $999,024.43 of readily available cash in its capital account.

VI.      INDEMNIFICATION.

         Section 6.01      Indemnification by Acquisition.

                    (a) Acquisition agrees to indemnify and hold harmless IPC and its officers, directors, employees, counsel and agents against and in respect of any and all Claims as and when incurred, arising out of or based upon any breach or inaccuracy of any representation, warranty, covenant or agreement of Acquisition contained in this Agreement (including the Exhibits and Schedules attached hereto) or any certificates delivered pursuant to this Agreement.

                    (b) Each indemnified party (an "Indemnitee") shall give Acquisition prompt notice (including reasonable detail) of any claim asserted or threatened against such Indemnitee on the basis of which such Indemnitee intends to seek indemnification (but the obligations of Acquisition shall not be conditioned upon receipt of such notice, except to the extent that Acquisition is actually prejudiced by such failure to give notice). If the claim is a third party claim, demand, action or proceeding, Acquisition promptly shall assume the defense of any Indemnitee, with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be the sole cost and expense of Acquisition. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for Acquisition and from any other party in such action, proceeding or investigation. No Indemnitee may agree to a settlement of claim without the prior written approval of Acquisition which approval shall not be unreasonably withheld. Acquisition may not agree to a settlement of a claim involving anything other than the payment of money without the prior written approval of the Indemnitee which shall not be unreasonably withheld.

VII.     TERMINATION.

         [INTENTIONALLY OMITTED].

VIII.    MISCELLANEOUS.

         Section 8.01      Further Actions.

                    Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

         Section 8.02      Availability of Equitable Remedies.

                    Since a breach of the provisions of this Agreement could not adequately be compen sated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         Section 8.03      Survival.

                    The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of one year after the Effective Time.

         Section 8.04      Modification.

                    This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Board of Directors of the parties hereto at any time prior to the Effective Time, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

         Section 8.05      Notices.

                    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, express mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.05) with copies as follows:

         If to Acquisition:
         Law Offices of William Stocker
         34700 Pacific Coast Highway
         Suite 303
         Capistrano Beach, California 92624

         If to IPC:

         Camhy Karlinsky & Stein LLP
         1740 Broadway
         New York, New York  10019
         Attention:  Daniel I. DeWolf

Any notice shall be addressed to the attention of the Chairman. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8.05 shall be deemed given at the time of receipt hereof.

         Section 8.06      Waiver.

                    Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

         Section 8.07      Binding Effect.

                    The provisions of this Agreement shall be binding upon and inure to the benefit of Acquisition and IPC and their respective successors and assigns.

         Section 8.08      No Third-Party Beneficiaries.

                    This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except for the sole shareholder of IPC with respect to Section 2.01, the respective officers, directors, representatives, affiliates of IPC and Acquisition with respect to Section 6.01(a) and the Indemnitees with respect to Section 6.01.

         Section 8.09      Severability.

                    If any provision of this Agreement is hereafter held to be invalid, illegal or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Agreement, with the balance of this Agreement continuing in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 8.10      Headings.

                    The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 8.11      Counterparts; Governing Law.

                    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing conflict of laws, any action, suit or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, the Merger, or the other transactions contemplated hereby or thereby may be brought only in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

                    IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

                                  IPARTY CORP.



                                  By /s/ Daniel I. DeWolf
                                    ---------------------------------
                                      Name: Daniel I. DeWolf
                                      Title: Secretary



                                  WSI ACQUISITIONS CORP.



                                  By /s/ Joel Dumaresq
                                    ---------------------------------
                                      Name: Joel Dumaresq
                                      Title: President

                                SCHEDULE 4.01(d)


None

                                SCHEDULE 4.01(j)


Selected Agreements

                                SCHEDULE 4.02(a)


None

                                SCHEDULE 4.02(b)


Warrants to purchase an aggregate of 1,000,000 shares of Series A Preferred Stock at an exercise price of $1.00 per share issued to Henslowe Trading Limited and Ruffino Developments Limited.

                                SCHEDULE 4.02(d)


None

                                SCHEDULE 4.02(f)


None

                                SCHEDULE 4.02(l)


Acquisitions has not filed any Federal Tax returns prior to the Closing Date other than the tax return for 1997.